U.S. SECURITIES AND EXCHANGE
                           COMMISSION Washington, D.C.
                                      20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
|X|   Definitive Information Statement


                                  UPSNAP, INC.
                        (formerly Manu Forti Group Inc.)
              (Name of the Registrant as Specified in its Charter)

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|X|   No Fee Required
|_| Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

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|_| Fee paid previously with preliminary materials.
|_| Check box is any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                              INFORMATION STATEMENT
                             Dated November 15, 2005

                                  UPSNAP, INC.
                        (Formerly, Manu Forti Group Inc.)
                         7770 Regents Road Suite 113-401
                               San Diego, CA 92122

                                     GENERAL

This information statement is being circulated to the shareholders of Upsnap, Inc. (formerly, Manu Forti Group Inc.), a Nevada corporation ("Upsnap" or the "Company"), to the holders of record at the close of business on November 9, 2005 ("Record Date"), of Upsnap's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders in connection with the action taken by the Board of Directors and approved by a majority of shareholders to amend the Company's Articles of Incorporation (the "Articles of Incorporation") to authorize the following: (1) a forward stock split of one and three-tenths for one (1.3:1) (the "Forward Stock Split"); (2) the change of the Company's name from "Manu Forti Group Inc." to "Upsnap, Inc."; and (3) the increase of the Company's authorized capital stock from 75,000,000 shares of Common Stock to 97,500,000 of Common Stock.

The authorization to amend the Articles of Incorporation was approved by the Board of Directors on November 3, 2005 and was subsequently approved by a majority of shareholders on the same day.

This Information Statement is being distributing to our shareholders beginning on approximately November 16, 2005 in connection with the authorization to amend the Articles of Incorporation by a majority of Upsnap's shareholders entitled to take action.

Nevada General Corporate Law allows any action that can be taken at an annual or special meeting of shareholders to be taken without a meeting, without prior notice and without a vote, if a majority of the holders of outstanding stock entitled to vote consent in writing.

As of the date of the Board's approval of the amendment to the Articles of Incorporation, shareholders who have a voting right equal to greater than 53% of the outstanding voting Common Stock of Upsnap, authorized by written consent, the authorization to amend the Articles of Incorporation of the Company. There were 3,087,000 shares of Upsnap's Common Stock outstanding before the Forward Stock Split.

Accordingly, Upsnap has obtained all necessary corporate approvals in connection with the matters referred to in this statement, and furnishes this Information Statement solely for the purpose of informing stockholders, in the manner required under the Securities Act of 1934, as amended, of these corporate actions.

Upsnap will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail following the filing of a definitive Information Statement with the Securities and Exchange Commission on or after November 16, 2005.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF

Shareholders are entitled to receive notice of this corporate action if they were shareholders of record at the close of business on November 9, 2005. On November 9, 2005, Upsnap had 6,688,494 shares of $0.001 par value Common Stock issued and outstanding. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there are no cumulative voting rights on any shares. Pursuant to applicable Nevada law, there are no dissenter's or appraisal rights relating to the matters outlined in this statement.

All matters to be voted on require an affirmative written vote of a majority of the issued and outstanding shares of Upsnap. Upsnap has received written consent of the authorization to change name, effect the Forward Stock Split and increase authorized capital stock from management and other major shareholders who hold, directly or indirectly, the right to vote a majority of the outstanding shares as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Upsnap's Common Stock as of November 9, 2005 by (i) all shareholders known to Upsnap to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of Upsnap as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Upsnap had 6,688,494 shares issued and outstanding on November 9, 2005.


                                                                Amount and
Title of Class        Name of Beneficial Owner          Nature of Beneficial Owner   Percent of Class (1)
    Common                   Jim Mackay                          975,000                     5.2%
    Common                Steve McMannaman                       975,000                     5.2%
    Common             Sundar Communications                   1,500,000 (2)                 7.4%
    Common       All officers and directors as a group                 0                       0%


(1)   Based on 6,688,494 shares issued and outstanding on November 9, 2005.
(2) Consists of 1,500,000 shares of common stock underlying common stock purchase warrants.


DIRECTORS AND EXECUTIVE OFFICERS

Name                  Age              Position                      Term
----                  ---              --------                      ----
Todd M. Pitcher       37          Chairman, Interim CEO            One Year
                             And Principal Accounting Officer

Justin Frere          33               Director                    One Year

Vincent Smith         44               Director                    One Year

All directors hold office until the next annual meeting of our stockholders and until their successors have been elected and shall qualify. Officers serve at the discretion of our Board of Directors.

TODD M. PITCHER was first elected to the Board of Directors in May, 2005, and appointing as Interim CEO and Principal Accounting Officer in June 2005. Since May, 2005 he has been providing professional and consulting services to assist us.

JUSTIN FRERE, Director, joined Upsnap in June, 2005. Mr. Frere has performed CFO/Controller and Financial Analyst services on a contractor-basis for numerous private and public companies. From 1999 through 2001, Mr. Frere served as a Manager at Altium, a business services outsourcing company located in San Diego. From 1999 to 1999, Mr. Frere was a Senior Reporting Analyst at Maxtor Corp., a disk drive manufacturer located in Milpitas, California. From 1996 to 1998, Mr. Frere served as a Senior Accountant with KPMG, a professional services firm. In 2001, Mr. Frere earned a Master in Business with a Finance emphasis from San Diego State University. In 1998, Mr. Frere earned his CPA designation. In 1996, Mr. Frere was graduated from Cal Poly State University in San Luis Obispo with a BS in accounting and finance. Mr. Frere is a member of the AICPA (American Institute of Certified Public Accountants).

VINCENT SMITH, Director, joined Upsnap in August, 2005. Since 2003, Mr. Smith has owned and operated Velocity Steel, a manufacturer and supplier of light gauge steel framing in North America. Prior to Velocity Steel, Mr. Smith served as Managing Director of Global Steel Innovations, Inc., an Intellectual Property company where he oversaw the licensing and patent management of the firm's properties.

COMMITTEES

The Company does not have standing a nominating or compensation committee of the Board of Directors, or a committee performing similar functions. The Company does not have an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, or a committee performing similar functions. The Company does not have an audit charter or a charter governing the nominating process. Management of the Company believes that it is premature at this early stage of the Company's management and business development to form an audit, nominating or compensation committee. The entire board of directors participates in the director nomination and compensation process. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidates character, judgment, diversity, skills, including financial literacy and experience in the context of the needs of the Company and the Board of Directors.

The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has provided such recommendation on the same timely basis required for stockholders to submit a proposal at the Company's annual meeting under Rule14a-9 of the Securities Exchange Act of 1934.

The board of directors have determined that Justin Frere is an independent director based on Rule 4200 of the National Association of Securities Dealers' listing standards and is qualified as an "Audit Committee Financial Expert" as defined in Item 7(d)(3)(iv) of Schedule 14A.

EXECUTIVE COMPENSATION.

The following table sets forth certain information for all services rendered during the 2005 fiscal year for the Company's only paid executive officers and directors. No other compensation was paid to any such officers or directors other than the cash and stock option compensation set forth below.


                                    SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                      ------------------------------------------
                                Annual Compensation                         Awards                    Payouts
                       ---------------------------------------    ----------------------------     --------------
       (a)              (b)     (c)      (d)         (e)            (f)              (g)          (h)         (i)
                                                                 Restricted       Securities      LTIP     All Other
Name and Principle            Salary    Bonus    Other Annual       Stock         Underlying     Payouts  Compensation
    Position           Year     ($)      ($)   Compensation ($)   Award(s)($)   Options/SARs(#)    ($)        ($)
    --------           ----     ---      ---   ----------------   -----------   ---------------    ---        ---
Todd M. Pitcher,
Chairman, Interim CEO
and Principal
Accounting Officer     2005  $36,000.00  --           --            --               --            --          --

DIRECTOR COMPENSATION

No director is paid any compensation for his services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a professional services agreement with one of its directors, Justin Frere, to provide certain bookkeeping and accounting services for the Company. Under the terms of the Agreement, Mr. Frere is paid $1,500.00 per month.


                   AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company's Articles of Incorporation was amended to the effect that: (1) the Company's name was changed from "Manu Forti Group Inc." to "Upsnap, Inc.;" (2) the Company's authorized capital stock was increased to 97,500,000 shares of Common Stock with full voting rights and with a par value of $0.001 per share; and (3) every one shares of Common Stock issued and outstanding immediately prior to October 6, 2005, was automatically reclassified as and converted into one and three tenths share of Common Stock. The text of the Articles of Incorporation is set forth in Exhibit A to this information statement.

INCREASE OF AUTHORIZED CAPITAL STOCK

Prior to the amendment to the Articles of Incorporation, the Company had authorized capital stock of 75,000,000 shares of common stock and no shares of preferred stock. As of October 5, 2005, there are issued and outstanding 3,087,000 shares of common stock. The par value of each class of capital stock is $.001 per share. By their written consents, the majority of shareholders and the Board of Directors have voted more than 1,630,000 shares, out of a total of 3,087,000 shares entitled to vote, in favor of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 97,500,000 shares. The vote in favor of the amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock that would be available for issuance would enable the Company, without further stockholder approval to issue share from time to time as may be required without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending on the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.

Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles of incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequence. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this Action is not being taken with the intent that it be utilized as a type of anti-takeover device.

FORWARD STOCK SPLIT

After giving effect to the Forward Stock Split, there are 97,500,000 shares of authorized common stock, of which 6,688,494 shares were issued and outstanding to shareholders holding shares of common stock immediately prior to October 6, 2005.

Certain Risk Factors Associated with the Forward Stock Split

There can be no assurance that the total market common stock capitalization of the Company (the aggregate value of all the Company's Common Stock at the then market price) after the Forward Stock Split will be equal to or greater than the total market capitalization before the Forward Stock Split, or that the per share market price of the Company's Common Stock following the Forward Stock Split will increase in proportion to the increase in the number of shares of the Company's Common Stock outstanding before the Forward Stock Split.

A decline in the market price of the Company's Common Stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split, and the liquidity of the Company's Common Stock could be adversely affected following such a Forward Stock Split.

If the market price of the Company's Common Stock declines after the Forward Stock Split, the percentage decline may be greater than would occur in the absence of a Forward Stock Split. The market price of the Company's Common Stock will however also be based on the Company's performance and other factors, which are unrelated to the number of shares of Common Stock outstanding. Furthermore, the liquidity of the Company's Common Stock could be adversely affected by the increased number of shares that would be outstanding after the Forward Stock Split.

Impact of the Forward Stock Split

The Forward Stock Split was realized simultaneously for all the Company's Common Stock and the ratio was the same for all the Company's Common Stock. The Forward Stock Split affected all of the Company's shareowners uniformly and did not affect any shareowner's percentage ownership interests in the Company, except that, as described below, shareowners otherwise entitled to fractional shares as a result of the Forward Stock Split are rounded up to a full share.

Effect on Fractional Shareowners

Shareholders did not receive fractional post-Forward Stock Split shares in connection with the Forward Stock Split. Instead, shareholders was issued the next highest full number of shares.

Accounting Matters

The Forward Stock Split did not affect the par value of the Company's Common Stock. As a result, as of the effective time of the Forward Stock Split, the stated capital attributable to the Company's Common Stock on its balance sheet was increased proportionally based on the Forward Stock Split ratio selected by the Board of Directors, and the additional paid-in capital account was debited with the amount by which the stated capital was increased. The per-share net income or loss and net book value of the Company's Common Stock was restated because there was an increased number of shares of the Company's Common Stock outstanding.

Procedure for Effecting Forward Stock Split

The Company have filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of the State of Nevada to amend our existing Articles of Incorporation. The Forward Stock Split became effective on November 7, 2005, the date of filing the Certificate of Amendment to the Articles of Incorporation, which is referred to herein as the "effective date." Beginning on the effective date, each certificate representing evidence ownership of post-Forward Stock Split shares was deemed for all corporate purposes to evidence ownership of post-Forward Stock Split shares. The text of the Certificate of Amendment to the Articles of Incorporation is set forth in Exhibit A to this information statement.

No Appraisal Rights

Under the Nevada Revised Statutes ("NRS") of the State of Nevada, our shareowners are not entitled to appraisal rights with respect to the Forward Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material United States federal income tax consequences of the Forward Stock Split, and does not purpose to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Forward Stock Split shares were and the post-Forward Stock Split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Forward Stock Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, and State of the United States or the District of Columbia; an estate the income tax of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such a stockholder's exchange of pre-Forward Stock Split shares for post-Forward Stock Split shares pursuant to the Forward Stock Split. The aggregate tax basis of the post-Forward Stock Split shares received in the Forward Stock Split (including any fraction of a post-Forward Stock Split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-Forward Stock Split shares exchanged therefore.

Our view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE FORWARD STOCK SPLIT.


By order of the Board of Directors
November 15, 2005

         /s/ Todd M. Pitcher
         -------------------
         Todd M. Pitcher
         Director

      EXHIBIT A


DEAN HELLER                                          Entity #
SECRETARY OF STATE                                   C18044-2003
                                                     Document Number:
204 NORTH CARSON STREET, SUITE 1                     20050534242-57
CARSON CITY, NEVADA 89701-4299                       Date Filed:
(775) 684-5708                                       11/4/2005 4:07:08 PM
WEBSITE:  SECRETARYOFSTATE.BIZ                       In the office of

---------------------------------------------
          Certificate of Amendment                   Dean Heller
    (PURSUANT TO NRS 78.385 and 78.390)              Secretary of State
---------------------------------------------

                                                     Above space is for office
                                                     use only

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
Manu Forti Group Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article I is amended as follows: The name of the Corporation is: UPSNAP, INC.

Article IV is amended as follows:  See Attachment A

3. The vote by which the stockholders holding share in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Officer Signature (required): _______________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the alternative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                                  ATTACHMENT A

ARTICLE IV. The authorized capital stock of this Corporation is 97,500,000 shares of common stock with full voting rights and with a par value of $.001 per share.

Forward Split. Every one share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to October 6, 2005, will be automatically reclassified as and converted into one and three tenths share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the Corporation shall, round up any fractional shares to the nearest whole share. Each stock certificate that, immediately prior to October 6, 2005, represented shares of Old Common Stock shall, from and after October 6, 2005, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.